UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of report (Date of earliest event reported) October 12, 2011
PHI, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)
(337) 235-2452
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03(a) Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.II
EX-99.1

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 12, 2011, the Board of Directors (the “Board”) of PHI, Inc. (the “Company”) increased the size of the Board from six persons to seven persons and appointed Didier Keller as a new director, effective October 12, 2011. Mr. Keller was also appointed to the Audit Committee and the Compensation Committee. The press release announcing Mr. Keller’s appointment to the Board is included herewith as Exhibit 99.1.
For his service, Mr. Keller will receive compensation commensurate with that received by the Company’s other non-employee directors, although the annual retainer will be pro-rated to reflect his length of service in 2011. The description of such compensatory arrangements under the caption “Director Compensation” in the Company’s Information Statement, filed with the SEC on April 15, 2011, is incorporated herein by reference.

Item 5.03(a)	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Effective October 12, 2011, the Company’s Board amended Section 3.1 of the Company’s Amended and Restated By-laws to change the size of the Board from six persons to seven persons. The Amended and Restated By-laws, as so amended, are filed herewith as Exhibit 3(ii).

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

3(ii)	Amended and Restated By-laws of PHI, Inc. (as amended through October 12, 2011).

99.1	Press release by PHI, Inc. dated October 13, 2011 announcing the appointment of Didier Keller to the Company’s Board of Directors effective October 12, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.
Date: October 13, 2011	By:	/s/ Michael J. McCann
	Name:	Michael J. McCann
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated By-laws of PHI, Inc. (as amended through October 12, 2011)

99.1	Press release by PHI, Inc. dated October 13, 2011 announcing the appointment of Didier Keller to the Company’s Board of Directors effective October 12, 2011